UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania	19103
199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 30, 2010, Chemtura Corporation (the “Company,” “Chemtura,” “We,” “Us” and “Our”) completed the sale of its PVC additives business and classified this business as a discontinued operation in its Quarterly Report on Form 10-Q for the period ended March 31, 2010.  Accordingly, we filed a Current Report on Form 8-K on July 30, 2010 (the “July 30, 2010 Form 8-K”) to recast our consolidated financial statements on a year-to-date basis for each of the previous five years from the period ended December 31, 2009 to reflect the presentation of the PVC additives business as a discontinued operation.  We have determined that it would be useful to investors to expand the year-to-date segment sales and operating profit disclosures made in the July 30, 2010 Form 8-K  for fiscal years 2009, 2008 and 2007 to include quarterly segment sales and operating profit.  Therefore, in the attached Exhibit, we have presented segment sales and operating profit on both a GAAP and Managed Basis for the four quarters and fiscal years ended December 31, 2009, 2008 and 2007. These periods also reflect the add back of non-cash stock compensation expense to adjusted EBITDA, consistent with the presentation in 2010 and 2011. For comparative purposes, we have also included quarterly and year-to-date GAAP and Managed Basis segment sales and operating profit for the fiscal year ended December 31, 2010 and the nine months ended September 30, 2011, which have been previously disclosed in our quarterly and annual earnings press releases that have each been filed on a Current Report on Form 8-K in their respective periods.

A copy of this filing, including the tables in an excel format, will be available on the Investor Relations section of our Web site at www.chemtura.com.

Managed Basis Financial Measures

The information presented in this Current Report on Form 8-K and in the attached Exhibit include financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment charges. They also include the computation of Adjusted EBITDA.  Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the financial tables in the attached Exhibit.  We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.  While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1
Historical GAAP and Managed Basis Segment Information for the four quarters and fiscal years ended December 31, 2007, 2008, 2009 and 2010, and the first three quarters and nine months ended September 30, 2011.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Chemtura Corporation
(Registrant)

By:	/s/ Stephen C. Forsyth
Title:	Executive Vice President & Chief Financial Officer

Date:	December 19, 2011

Exhibit Index

Exhibit No.	Exhibit Description

99.1
Historical GAAP and Managed Basis Segment Information for the four quarters and fiscal years ended December 31, 2007, 2008, 2009 and 2010, and the first three quarters and nine months ended September 30, 2011.